UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2000

                          Eye Catching Marketing, Inc.
             (Exact name of Registrant as specified in its charter)

Nevada                                 000-28237                    98-0204678
(State or Other                     (Commission File               (IRS Employer
Jurisdiction of                         Number)                   Identification
Incorporation)                                                        Number)

     Suite 106, 1460 Pandosy St., Kelowna, British Columbia, Canada V1Y 1P3
               (Address of principal executive offices)           (Zip Code)

                                 (250) 868-8177
              (Registrant's telephone number, including area code)


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Item 4.           Changes in Registrant's Certifying Accountant

         On January 19, 2000, the Registrant was informed by J.D. Kish, CPA, the engagement partner responsible for Eye Catching Marketing, Inc.'s audit, that Kish, Leake & Associates, P.C. was resigning. On January 21, 2000, the registrant retained the firm of Cordovano & Harvey, P.C. as its new auditors.

         Kish, Leake & Associates, P.C. had been the Registrant's principal accountants for the purpose of auditing its financial statements for the fiscal year ended September 30, 1999. The report of Kish, Leake & Associates, P.C. on the financial statements of the Registrant did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The Registrant has had no disagreements with its former principal accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of the former principal accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its report relating to its audit for the Registrant.

Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits

              (c)      Exhibits.

                       The  following  exhibits  are  filed  as part of this
Report:

                       16. Letter re: change in certifying accountant

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        Eye Catching Marketing, Inc.
                                        Registrant

DATED: January 21, 2000                 By:/s/ Bob Hemmerling,
                                           ------------------
                                        President and Chief Executive Officer